Exhibit 10.1

AGREEMENT TO EXTEND CLOSING DATE

This Agreement to Extend Closing Date (“Agreement”) dated June 28, 2013, is between Astronics Corporation, a corporation organized under the laws of New York (“Buyer”), Peco, Inc., a corporation organized under the laws of the state of Oregon (“Company”), and Herbert J. Taylor and James M. Stocks (the “Sellers’ Representatives”) on behalf of the shareholders of the Company identified on the signature page to the Stock Purchase Agreement described in Recital A hereof (collectively, “Sellers”).

Recitals

A.	Buyer, Company and Sellers executed and delivered a Stock Purchase Agreement (the “Purchase Agreement”) dated May 28, 2013.

B.	The parties desire to extend the Closing Date for the Transaction. NOW, THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms used in this Agreement that are not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Closing. The parties agree to extend the Closing Date to August 9, 2013.

3. Continued Effectiveness. Except as modified herein, all other terms, conditions and covenants set forth in the Purchase Agreement remain in full force and effect among the parties.

4. Signatures. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, a party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

[Signature page follows]

BUYER:

ASTRONICS CORPORATION

By:
Title:

COMPANY:

PECO, INC.

By:
Title:

SELLERS’ REPRESENTATIVES

James M. Stocks

Herbert J. Taylor